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                                                                    Exhibit 6.13

                         Nicholas-Applegate Mutual Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101

_______________, 1997

Nicholas-Applegate Securities
600 West Broadway
30th Floor
San Diego, CA 92101

Ladies and Gentlemen:

     This will confirm our agreement that the Distribution Agreement between us dated April 19, 1993, as previously amended, is hereby further amended by adding the following as additional Portfolios thereunder:

Nicholas-Applegate Global Blue Chip Fund
Nicholas-Applegate Emerging Markets Bond Fund


In all other respects, the Distribution Agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

Very truly yours,


______________________________
E. Blake Moore, Jr., Secretary


AGREED:
Nicholas-Applegate Securities
By:  Nicholas-Applegate Capital
     Management Holdings, L.P.,
     its general partner
By:  Nicholas-Applegate Capital
     Management Holdings, Inc.,
     its general partner


By:________________________________
     E. Blake Moore, Jr., Secretary